Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 3, 2007, Websense, Inc. (“Websense”) completed the acquisition of SurfControl Limited, formerly known as SurfControl plc (“SurfControl”), for approximately $449 million in cash, funded with a combination of Websense’s existing cash resources and a $210 million term loan. Following the acquisition, Websense received approximately $33 million in proceeds from the exercise of SurfControl employee stock options that became fully vested and exercisable upon the closing of the acquisition. The SurfControl acquisition will be accounted for using the purchase method of accounting whereby the total purchase price, including transaction costs, will be allocated to the assets acquired and liabilities assumed based on estimated fair values. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. Websense acquired SurfControl to create an IT security solutions company with the scale and product offerings to compete more effectively with large global security software companies. The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined condensed balance sheet as of September 30, 2007 gives effect to the SurfControl acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SurfControl as of September 30, 2007, combined with Websense’s historical unaudited consolidated balance sheet as of September 30, 2007.

The unaudited pro forma financial information is based on historical financial statements. Websense’s fiscal year ends on December 31, while SurfControl’s historical fiscal year ended on June 30. SurfControl’s financial information has been adjusted to a December 31 year end.  The historical SurfControl balance sheet and statements of operations included in the unaudited pro forma financial information were adjusted to comply with generally accepted accounting principles in the United States (“US GAAP”).  In addition to certain US GAAP adjustments, certain reclassifications have also been reflected in order to conform with Websense’s historical presentation.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2006 and nine-months ended September 30, 2007 illustrates the effect of the acquisition of SurfControl as if it had occurred on January 1, 2006, and was derived from the historical unaudited consolidated statement of operations for SurfControl for the year ended December 31, 2006 and nine-months ended September 30, 2007, combined with Websense’s historical audited consolidated statement of income for the year ended December 31, 2006 and unaudited consolidated statement of income for the nine-months ended September 30, 2007, respectively.

The pro forma combined condensed financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Websense contained in its 2006 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2007, and Websense’s unaudited financial statements for the nine-months ended September 30, 2007 included in its Form 10-Q filed with the SEC on November 9, 2007, and the historical audited consolidated financial statements and notes thereto of SurfControl which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma combined condensed financial information is presented based on the assumptions and adjustments described in the accompanying notes that we believe are reasonable. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

WEBSENSE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2007

(In thousands)

	Historical Websense	Historical SurfControl	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and marketable securities	$279,833	$33,355	$(224,507)	(a)	$88,681
Accounts receivable, net	42,643	17,912	—		60,555
Current portion of deferred income taxes	18,052	4,406	(22,458)	(b)	—
Other current assets	7,524	5,185	—		12,709
Total current assets	348,052	60,858	(246,965)		161,945

Property and equipment, net	7,592	11,260	—		18,852
Goodwill	73,625	21,248	284,815	(c)	379,688
Intangible assets, net	13,138	21,134	145,486	(d)	179,758
Deferred income taxes, less current portion	21,608	6,809	(28,417)	(b)	—
Deposits and other assets	7,386	—	5,445	(e)	12,831
Total assets	$471,401	$121,309	$160,364		$753,074

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$28,160	$22,533	$—		$50,693
Current portion of deferred tax liabilities	—	2,069	2,107	(b)	4,176
Current portion of term loan	—	—	5,250	(f)	5,250
Current portion of deferred revenue	145,742	83,280	(73,614)	(g)	155,408
Total current liabilities	173,902	107,882	(66,257)		215,527

Deferred tax liabilities	—	3,699	23,925	(b)	27,624
Income taxes payable, less current portion	9,522	—	—		9,522
Term loan, less current portion	—	—	204,750	(f)	204,750
Deferred revenue, less current portion	73,528	32,975	(25,301)	(g)	81,202
Total non-current liabilities	83,050	36,674	203,374		323,098

Total stockholders’ equity	214,449	(23,247)	23,247	(h)	214,449
Total liabilities and stockholders’ equity	$471,401	$121,309	$160,364		$753,074

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

WEBSENSE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share data)

	Historical Websense	Historical SurfControl	Pro Forma Adjustments		Pro Forma Combined
Revenues	$178,814	$113,427	$—		$292,241
Costs of revenues	15,274	16,543	21,615	(i)	53,432
Gross margin	163,540	96,884	(21,615)		238,809
Operating expenses:
Selling and marketing	80,135	66,793	312	(j)	147,240
Research and development	22,663	26,856	25	(j)	49,544
General and administrative	21,279	4,477	189	(j)	25,945
Amortization of intangible assets	—	1,745	12,268	(k)	14,013
Total operating expenses	124,077	99,871	12,794		236,742
Income (loss) from operations	39,463	(2,987)	(34,409)		2,067

Interest (expense)	—	—	(16,955)	(l)	(16,955)
Other income, net	11,287	2,297	(7,633)	(m)	5,951

Income (loss) before income taxes	50,750	(690)	(58,997)		(8,937)

Provision (benefit) for income taxes	18,657	(168)	(21,442)	(n)	(2,953)
Net income (loss)	$32,093	$(522)	$(37,555)		$(5,984)

Net income per share:
Basic net income per share	$0.69				$(0.13)
Diluted net income per share	$0.68				$(0.13)

Weighted average shares - basic	46,494				46,494
Weighted average shares - diluted	47,116		(622)	(o)	46,494

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

WEBSENSE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands, except per share data)

	Historical Websense	Historical SurfControl	Pro Forma Adjustments		Pro Forma Combined
Revenues	$150,625	$100,464	$—		$251,089
Costs of revenues	15,186	17,879	15,905	(i)	48,970
Gross margin	135,439	82,585	(15,905)		202,119
Operating expenses:
Selling and marketing	75,289	56,242	234	(j)	131,765
Research and development	25,789	25,241	19	(j)	51,049
General and administrative	20,589	14,870	141	(j)	35,600
Write off of in-process research & development	1,270	—	—		1,270
Amortization of intangible assets	—	2,618	7,891	(k)	10,509
Total operating expenses	122,937	98,971	8,285		230,193
Income (loss) from operations	12,502	(16,386)	(24,190)		(28,074)

Interest (expense)	—	—	(12,166)	(l)	(12,166)
Other income (expense), net	7,843	(3,076)	(6,398)	(m)	(1,631)

Income (loss) before income taxes	20,345	(19,462)	(42,754)		(41,871)

Provision (benefit) for income taxes	7,954	5,005	(15,561)	(n)	(2,602)
Net income (loss)	$12,391	$(24,467)	$(27,193)		$(39,269)

Net income per share :
Basic net income per share	$0.28				$(0.87)
Diluted net income per share	$0.27				$(0.87)

Weighted average shares - basic	45,028				45,028
Weighted average shares - diluted	45,517		(489)	(o)	45,028

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

WEBSENSE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.             Basis of Presentation

On October 3, 2007, Websense, Inc. (“Websense”) completed the acquisition of SurfControl Limited, formerly known as SurfControl plc (“SurfControl”), a company registered in England and Wales. In connection with the acquisition, the holders of outstanding SurfControl capital stock, stock options and long term incentive plan awards received total cash of approximately £220 million (approximately $449 million based upon the exchange rate in effect on October 2, 2007, the date on which the acquisition was sanctioned by the U.K. Courts). Following the acquisition, Websense received approximately £16 million (approximately $33 million) in proceeds from the exercise of SurfControl employee stock options that became fully vested and exercisable upon the closing of the acquisition.  Websense was obligated to pay the purchase price in British pounds. The acquisition was financed through a combination of Websense’s existing cash resources and a $210 million term loan.

The unaudited pro forma combined condensed financial statements of Websense have been prepared by Websense using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined condensed balance sheet as of September 30, 2007 gives effect to the acquisition of SurfControl as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SurfControl as of September 30, 2007 combined with Websense’s historical unaudited consolidated balance sheet as of September 30, 2007.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2006 illustrate the effect of the acquisition of SurfControl as if it had occurred on January 1, 2006, and was derived from the historical unaudited consolidated statement of operations for SurfControl for the twelve months ended December 31, 2006 and nine months ended September 30, 2007, combined with Websense’s historical audited consolidated statement of income for the year ended December 31, 2006 and unaudited consolidated statement of income for the nine-months ended September 30, 2007, respectively. Websense’s fiscal year ends on December 31, while SurfControl’s historical fiscal year ended on June 30. SurfControl’s financial information has been adjusted to a December 31 year end. The historical SurfControl balance sheet and statements of operations were also adjusted to comply with US GAAP and certain reclassifications have been reflected in order to conform with Websense’s presentation.

2.             Preliminary Purchase Price Allocation

The total purchase price of the acquisition was as follows (in thousands):

Cash paid for SurfControl	$448,760
Estimated transaction costs	12,942
Total estimated purchase price	$461,702

Under the purchase method of accounting, the cash paid for SurfControl is not reduced by the approximately $33 million in proceeds received by Websense following the acquisition from the exercise of SurfControl employee stock options that became fully vested and exercisable upon the closing of the acquisition. The estimated transaction costs incurred by Websense primarily consist of fees for attorneys, financial advisors, accountants and other advisors directly related to the transaction.

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and Websense may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price is as follows (in thousands):

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$65,995
Accounts receivable	17,912
Other current assets	5,185
Property and equipment	11,260
Deferred income taxes	(71,460)
Accounts payable and accrued expenses	(22,533)
Deferred revenue	(17,340)
		(10,981)
Estimated fair value of identifiable intangible assets acquired:
Technology	73,120
Customer relationships	93,500
		166,620
Goodwill		306,063
Total estimated purchase price		$461,702

3.             Term Loan

On October 11, 2007, in order to finance a portion of the purchase price for SurfControl, Websense entered into an amended and restated senior credit agreement (the “Senior Credit Agreement”). The $225 million senior credit facility consists of a five year $210 million term loan and a $15 million revolving credit facility. The term loan was fully funded on October 11, 2007, and the revolving line of credit remains unused. The term loan amortizes at a rate of 2.5%, 10%, 12.5% and 15%, respectively during the first four years of the term and 60% during the fifth year. The initial interest rate is LIBOR plus 250 basis points, and is subject to step downs in the spread over LIBOR based upon potential future improvements in Websense’s total leverage ratio. A 1/8% change in the LIBOR rate would impact interest expense by approximately $260,000 on an annual basis. Websense capitalized debt issuance costs of approximately $5.4 million in association with the Senior Credit Agreement, which will be amortized over the term of the agreement.

4.             Assumptions for Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on September 30, 2007 for balance sheet purposes and on January 1, 2006 for statement of operations purposes and reflect the following pro forma adjustments:

(a)           To record adjustments to cash and marketable securities as follows (in thousands):

Net proceeds from the term loan	$210,000
Cash paid for shares of SurfControl	(448,760)
Cash received from exercise of SurfControl options	32,640
Cash paid for estimated transaction costs	(12,942)
Cash paid for debt issuance costs	(5,445)
Total	$(224,507)

(b)           To reclassify deferred tax assets in order to net against deferred tax liabilities created primarily as a result of the acquired intangibles and reduction of deferred revenue.

(c)           To eliminate SurfControl’s historical goodwill and record the goodwill resulting from Websense’s acquisition of SurfControl as follows (in thousands):

Goodwill resulting from Websense’s acquisition of SurfControl	$306,063
Less: SurfControl’s historical goodwill	(21,248)
Total	$284,815

(d)           To eliminate SurfControl’s historical intangible assets and record the fair value of intangible assets acquired as follows (in thousands):

Fair value of acquired intangible assets	$166,620
Less: SurfControl’s historical intangible assets	(21,134)
Total	$145,486

(e)           To capitalize debt issuance costs on term loan.

(f)            To record the issuance of the term loan as follows (in thousands):

Current portion of term loan	$5,250
Term loan, less current portion	204,750
Total	$210,000

(g)           To adjust SurfControl’s deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to fulfill the obligations under SurfControl’s existing contracts.

(h)           To eliminate SurfControl’s historical stockholders’ equity.

(i)            To adjust costs of revenues as follows (in thousands):

	Year Ended Dec. 31, 2006	Nine Months Ended Sep. 30, 2007
Amortization of acquired technology of $73,120 (estimated useful life – three years)	$24,373	$18,280
Eliminate SurfControl’s historical amortization of acquired technology	(2,758)	(2,375)
Total	$21,615	$15,905

(j)            To record stock compensation expense on unvested options issued by Websense to former SurfControl employees.

(k)           To record amortization of acquired intangible assets as follows (in thousands):

	Estimated	Amount	Year Ended	Nine Months Ended
	Life (yrs)	Allocated	Dec. 31, 2006	Sep. 30, 2007
Non Black Spider Customer Relationships – 1 Year Contracts	5	$39,000	$7,800	$5,850
Non Black Spider Customer Relationships – Multi Year Contracts	10	44,000	4,400	3,300
Black Spider Customer Relationships – 1 Year Contracts	4	4,000	1,000	750
Black Spider Customer Relationships – Multi Year Contracts	8	6,500	813	609
Sub-total		93,500	14,013	10,509
Eliminate SurfControl’s historical amortization of intangible assets			(1,745)	(2,618)
Total			$12,268	$7,891

(l)            To record interest expense associated with the term loan (See Note 3) as follows (in thousands):

	Year Ended Dec. 31, 2006	Nine Months Ended Sep. 30, 2007
Interest expense calculated based on the average balance multiplied by the interest rate in effect upon the funding of the loan (7.62%)	$15,752	$11,101
Amortization of debt issuance costs	1,203	1,065
Total	$16,955	$12,166

(m)          To reduce other income, net for the decrease in interest income determined by applying the average rate of return for the respective periods to the assumed net decrease in Websense’s cash balance of $225 million used to fund the acquisition of SurfControl.

(n)           To record the income tax impact on the pro forma adjustments at the statutory tax rate.

(o)           To adjust diluted weighted average shares since the impact would be anti-dilutive on a pro forma combined basis.